UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2017 (November 1, 2017)

STELLUS CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00971	46-0937320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 292-5400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2017, Stellus Capital Investment Corporation (the “Company”) entered into a Custody Agreement, dated as of November 1, 2017 (the “Amegy Agreement”), with ZB, National Association, dba Amegy Bank (“Amegy”), pursuant to which Amegy was appointed the Company’s custodian to hold certain securities, loans, cash, and other assets on behalf of the Company. Either party may terminate the Amegy Agreement at any time upon sixty (60) days’ prior written notice.

The above summary is not complete and is qualified in its entirety by the full text of the Amegy Agreement which is filed as an exhibit hereto.

Item 1.02 Termination of a Material Definitive Agreement.

On November 2, 2017, in conjunction with the Company’s entry into the Amegy Agreement, the Company provided State Street Bank and Trust Company, as its current custodian (“State Street”), with notice that it is terminating its custodian agreement, dated as of November 1, 2012, between the Company and State Street (the “State Street Agreement”) effective January 1, 2018. Pursuant to the State Street Agreement, State Street is required to hold certain securities, loans, cash, and other assets on behalf of the Company. Other than ordinary course payments under the State Street Agreement through the effective date of termination, no termination or other fees are payable in connection with the termination of the State Street Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Custody Agreement, by and between Stellus Capital Investment Corporation and ZB, National Association, dba Amegy Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017	STELLUS CAPITAL INVESTMENT CORPORATION

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer

Exhibit Index

10.1	Form of Custody Agreement, by and between Stellus Capital Investment Corporation and ZB, National Association, dba Amegy Bank